UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2006

ADELPHIA COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 DTC Parkway—Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

(303) 268-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

On June 29, 2006, the United States Bankruptcy Court for the Southern District of New York (the
“Bankruptcy Court”) entered an order (the “Confirmation Order”) confirming the Third Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for Century-TCI Debtors and Parnassos Debtors, dated as of June 28, 2006 (the “JV Plan”), that was proposed and filed with the Bankruptcy Court by Adelphia Communications Corporation (the “Company”) and certain of its subsidiaries as debtors-in-possession (collectively, in their capacity as proponents of the JV Plan, the “Proponents”) in the chapter 11 cases of each of the Century-TCI Debtors and the Parnassos Debtors (each as defined in the JV Plan) (the “JV Debtors”). Copies of the Confirmation Order and the JV Plan are attached as Exhibits 99.2 and 2.1, respectively, and are incorporated herein by reference.

The following is a summary of the material features of the JV Plan as it was confirmed by the Bankruptcy Court. This summary highlights only certain provisions of the JV Plan and is not a complete description of that document. Therefore, this summary is qualified in its entirety by reference to the JV Plan. Capitalized terms used in this report but not specifically defined herein have the meanings ascribed to such terms in the JV Plan.

Treatment of Claims and Equity Interests. The JV Plan contemplates that all of the proceeds from the sale of substantially all of the consolidated assets of the Company to Time Warner NY Cable LLC (“TW NY”) and Comcast Corporation (“Comcast”) pursuant to the Purchase Agreements (the “Sale Transaction”) will be deposited in a single Court Supervised Fund, which will then be used to fund all distributions to creditors and reserves called for under the JV Plan. In general, all creditors of the Century-TCI and Parnassos Debtor Groups will receive payment, in full, in cash. All disputes among creditors are deferred for resolution at a later date either in accordance with the procedures set forth in that certain Order in Aid of Confirmation entered by the Bankruptcy Court on August 4, 2005, or pursuant to the terms of a compromise or settlement approved by an order of the Bankruptcy Court (the “Inter-Creditor Dispute Resolution”).

•                  Administrative Expense Claims. Each holder of an allowed administrative expense claim will receive cash in an amount equal to such allowed administrative expense claim.

•                  Fee Claims. All requests for allowance of fee claims will be addressed in connection with the chapter 11 cases of the Proponents that are not JV Debtors or as otherwise ordered by the Bankruptcy Court.

•                  Priority Tax Claims. Each holder of an allowed priority tax claim will receive cash in an amount equal to such allowed priority tax claim (including simple interest at a rate of 8% per annum accrued from the commencement date).

•                  DIP Lender Claims. All DIP lender claims will be allowed and each DIP lender claim will be paid in full in cash in the amount of such allowed DIP lender claim.

•                  Other Priority Claims. Each holder of an allowed other priority claim will receive cash in an amount equal to such allowed other priority claim (including simple interest at a rate of 8% per annum accrued from the commencement date).

•                  Secured Tax Claims. Each holder of an allowed secured tax claim will receive one of the following in full and complete satisfaction of such allowed secured tax claim: (x) payment in full in cash plus interest, (y) the proceeds of the sale of the collateral securing such claim to the extent of the value of the holder’s secured interest in such claim or (z) such other distribution as necessary to satisfy the requirements of the Bankruptcy Code.

•                  Other Secured Claims. Each holder of an allowed other secured claim will receive one of the following in full and complete satisfaction of such allowed other secured claim: (i) to the extent such claim is not an Assumed Sale Liability (x) payment in full in cash plus interest, (y) the proceeds of the sale of the collateral securing such claim to the extent of the value of the holder’s secured interest in such claim or (z) such other distribution as necessary to satisfy the requirements of the Bankruptcy Code; or (ii) to the extent that such claim is an Assumed Sale Liability, the assumption and satisfaction of such claim in accordance with the applicable Purchase Agreement.

•                  Pre-Petition Bank Claims. The Century-TCI and Parnassos bank claims will be allowed in the aggregate principal amount of $1,623,000,000, plus non-default rate of interest accrued to the effective date, which allowed claims will be paid in full in cash on the effective date. A separate reserve for grid interest will be established and funded from the Court Supervised Fund only if the Bankruptcy Court’s decision regarding the lenders’ entitlement to such interest is vacated or reversed. Such amount will be returned to the Court Supervised Fund if a court subsequently determines that such claims for grid interest are not allowed or that no such reserve is required. In addition, all reasonable pre-effective date fee claims of the bank lenders will be paid in full in cash promptly following the effective date. The post-effective date fee claims of the bank lenders will be paid out of a litigation indemnification fund which will be established initially in the amount of $10,000,000, subject to adjustment on notice and a hearing based on facts then present and replenishment upon receipt of net proceeds from any designated litigation. Also, any party seeking payment of a post-effective date fee claim may petition the Bankruptcy Court to transfer funds to the litigation indemnification fund from the Court Supervised Fund based on the asserted legal entitlements under the prepetition credit agreements to the extent not inconsistent with applicable law. All other bank claims, including claims for unpaid interest, fees, costs, expenses indemnities or contributions against any Debtor under the prepetition credit agreements or applicable law or allowed claims for post-effective date fee claims in excess of amounts in the litigation indemnification fund will only be permitted to be asserted as bank defensive claims or bank defenses to defeat or reduce liability and will not give rise to any additional distributions under the JV Plan. As a condition to receiving distributions with respect to bank claims, bank lender fee claims or bank lender post-effective date fee claims, the holder of a claim must deliver to the plan administrator evidence of the holder’s ability to disgorge any distributions with interest at the prime rate if it is ultimately determined that such holder is required to disgorge such distributions.

•                  Trade Claims. Each holder of an allowed Century-TCI or Parnassos trade claim will receive cash in an amount equal to such allowed trade claim (including simple interest at a rate of 8% per annum accrued from the commencement date); provided, that to the extent that such trade claim is an Assumed Sale Liability in the Sale Transaction, it will be assumed and satisfied in accordance with the applicable Purchase Agreement.

•                  Other Unsecured Claims. Except for an insured claim, each holder of an allowed Century-TCI or Parnassos other unsecured claim will receive cash in an amount equal to such allowed other unsecured claim (including simple interest, if any, at a rate of 8% per annum accrued from the commencement date); provided, that to the extent that such other unsecured claim is an Assumed Sale Liability in the Sale Transaction, it will be assumed and satisfied in accordance with the applicable Purchase Agreement. A holder of an other unsecured claim that is an insured claim will be paid from the proceeds of such insurance to the extent that such claim is insured and such proceeds are not Purchased Assets.

•                  Equity Interests in the Joint Ventures. The legal and contractual rights to which holders of equity interests in the Century-TCI and the Parnassos joint ventures are entitled will not be altered by the JV Plan. The equity interests in the joint ventures will be transferred in the Sale Transaction in accordance with to the applicable Purchase Agreement.

•                  Equity Interests in the Distribution Companies. Each holder of an equity interest in the Century-TCI distribution company and the Parnassos distribution companies will receive such amount as determined in the Inter-Creditor Dispute Resolution.

•                  Government Claims. The government claims will be treated in accordance with the government settlement agreements between the Company and the U.S. Department of Justice.

•                  Intercompany Claims. Intercompany claims against the transferred joint venture entities will be assumed by the applicable distribution company and the joint venture entities will be discharged. Such intercompany claims will be treated as provided for in the Inter-Creditor Dispute Resolution.

Releases Given Under the JV Plan.

•                  Releases Given by the JV Debtors. Claims held by the JV Debtors against the following parties (but only in their capacity as such) for post-commencement date acts and omissions will be released: current officers and employees of the JV Debtors subject to certain exceptions, current and former directors and officers of the JV Debtors appointed after the commencement date, the JV Debtors’ professionals, the DIP agent and the DIP lenders and the statutory committees and their members and professionals (collectively, the “Debtor Released Parties”).

•                  Releases Deemed Given by Third Parties. Claims held by holders of claims and equity interests against the following parties (as applicable, but only in their capacity as such) and the plaintiffs in the securities class action litigation for post-commencement date acts and omissions only, except as noted below, will be released, but only to the extent permissible under applicable law: the Debtor Released Parties; bank lenders and any holders of bank claims of any person for pre- and post-commencement date acts and omissions (other than claims arising under any non-JV Debtor prepetition credit agreement held by any bank lender, including any agent under such prepetition credit agreement, in its capacity as such) with respect to which the bank lenders or such holders of bank claims would have the right to indemnification for any claim against the JV Debtors; and the Century-TCI and Parnassos joint venture entities for pre- and post-commencement date acts and omissions; except that such releases by the plaintiffs in the securities class action litigation will be determined by the Bankruptcy Court by a separate decision, if required.

Exculpation and Limitation of Liability Under the JV Plan.   The JV Plan also includes customary exculpation provisions for the Debtors, TW NY, Comcast, the Plan Administrator, the DIP Lenders the Statutory Committees and certain other constituents with respect to acts or omissions related to, among others, the chapter 11 cased, the Plan and the Sale Transactions.

Conditions to Effectiveness of the JV Plan.   The effectiveness of the JV Plan is subject to numerous conditions precedent, including the closing of the Sale Transaction substantially contemporaneously and the consummation of the material transactions required to be performed on or prior to the Effective Date under the settlement agreements between the Company and the U.S. Department of Justice.

As of March 31, 2006, the book value of the Company’s and its consolidated subsidiaries’ assets was $12,817,089,000 (unaudited) and liabilities was $21,108,518,000 (unaudited). As of March 31, 2006, the Company had 228,692,414 shares of Class A Common Stock, par value $0.01 per share, and  25,055,365 shares of Class B Common Stock, par value $0.01 per share, issued and outstanding.

Item 8.01  Other Events.

On June 28, 2006, the Bankruptcy Court entered an order (the “Sale Order”) approving each of the asset purchase agreements, dated April 20, 2005, as amended, entered into between the Company and TW NY and between the Company and Comcast (such amended asset purchase agreements, together, the “Purchase Agreements”), and all of the documents, agreements and transactions contemplated thereby or entered into in connection therewith, including the sale of substantially all of the assets of the Company and certain of its subsidiaries pursuant to section 363 of chapter 11 of title 11 of the Bankruptcy Code. On June 30, 2006, JPMorgan Chase Bank, N.A. filed a notice of appeal, appealing entry of the Sale Order to the United States District Court for the Southern District of New York. The second amendment to each of the Purchase Agreements was filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on June 27, 2006. A copy of the Sale Order is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit 2.1

Third Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for Century-TCI Debtors and Parnassos Debtors, as Confirmed, filed with the Bankruptcy Court on June 29, 2006.

Exhibit 99.1

Order Authorizing (i) Sale of Substantially All Assets of Adelphia Communications Corporation and its Affiliated Debtors to Time Warner NY Cable LLC and to Comcast Corporation, Free and Clear of Liens, Claims, Encumbrances, and Interests and Exempt From Applicable Transfer Taxes; (ii) Assumption and/or Assignment of Certain Agreements, Contracts and Leases; and (iii) the Granting of Related Relief, dated June 28, 2006.

Exhibit 99.2	Order Confirming Third Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for the Century-TCI Debtors and Parnassos Debtors, dated June 29, 2006.

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements. All statements regarding the Company’s and its subsidiaries’ and affiliates’ expected future financial position, results of operations, cash flows, sale of the Company, settlements with the SEC and the United States Attorney’s Office for the Southern District of New York (the “U.S. Attorney”), restructuring and financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include whether the proposed sale of the Company’s assets to TW NY and Comcast is consummated, whether the JV Plan will be consummated in time to close the sale of assets to TW NY and Comcast, the potential costs and impacts of the transactions and obligations associated with the Sale Transaction, whether the Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, filed with the Bankruptcy Court on April 28, 2006, is confirmed and consummated in time to close the sale of assets to TW NY and Comcast in the event the section 363 sale approved in the Sale Order is not timely consummated, whether the transactions contemplated by the settlements with the SEC and the U.S. Attorney and any other agreements needed to effect those transactions are consummated, the Company’s pending bankruptcy proceeding, results of litigation against the Company, results and impacts of the proposed sale of the Company’s assets, the effects of government regulation including the actions of local cable franchising authorities, the availability of financing, actions of the Company’s competitors, pricing and availability of programming, equipment, supplies and other inputs, the Company’s ability to upgrade its broadband network, technological developments, changes in general economic conditions, and those discussed under Items 1A,  “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Quarterly Report on Form 10-Q for the period ended March 31, 2006 and in the Company’s Fourth Amended Disclosure Statement, filed with the Bankruptcy Court on April 28, 2006, which is available in the investor relations section of the Company’s website at www.adelphia.com. Information contained on the Company’s Internet website is not incorporated by reference into this report. Many of these factors are outside of the Company’s control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2006	ADELPHIA COMMUNICATIONS CORPORATION
(Registrant)

	By:	/s/ BRAD M. SONNENBERG
	Name:	Brad M. Sonnenberg
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 2.1

Third Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for Century-TCI Debtors and Parnassos Debtors, as Confirmed, filed with the Bankruptcy Court on June 29, 2006.

Exhibit 99.1

Order Authorizing (i) Sale of Substantially All Assets of Adelphia Communications Corporation and its Affiliated Debtors to Time Warner NY Cable LLC and to Comcast Corporation, Free and Clear of Liens, Claims, Encumbrances, and Interests and Exempt From Applicable Transfer Taxes; (ii) Assumption and/or Assignment of Certain Agreements, Contracts and Leases; and (iii) the Granting of Related Relief, dated June 28, 2006.

Exhibit 99.2	Order Confirming Third Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for the Century-TCI Debtors and Parnassos Debtors, dated June 29, 2006.